EXTENSION AGREEMENT

(Promissory Notes Maturing 10/01/2017)

THIS AGREEMENT is made effective as of October 1, 2017by and between, Sandor Capital Master Fund. (“Sandor”), John Lemak, and John Lemak (IRA rollover) (together “Lemak”) (each with an address at 2828 Routh St., Suite 500, Dallas, TX 752010 and Northsight Capital, Inc., with an address of 7580 East Gray Rd., Suite 103, Scottsdale, AZ 85264 (the “Borrower”).

RECITALS

WHEREAS, Each of Sandor and Lemak is the holder of certain promissory notes of Borrower (“Notes”), which, as extended, were scheduled to mature October 1, 2017 (See Schedule A for Note details);

WHEREAS, Borrower and Sandor have agreed to extend the Maturity date of the Notes until December 31, 2017; and

AGREEMENT

Now, therefore, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.Extension of Maturity date of Notes. The maturity date of the Notes is hereby extended until December 31, 2017 (“Maturity Date”). The Notes, except as modified hereby, remain in full force and effect.

The Parties hereto have executed this Agreement as an instrument under seal as of the date written above.

Sandor Capital Master Fund

/s/John Lemak	/s/ John Lemak
John Lemak, duly authorized	John Lemak, individually

Borrower:
Northsight Capital, Inc.

/s/ John Venners	/s/ John Lemak
By: John Venners, EVP Operations	John Lemak (IRA Rollover)

SCHEDULE A

Payee	Date of Note	Principal Amount	Current Maturity Date
John Lemak IRA Rollover	08/01/17	$60,000	10/01/17
John Lemak IRA Rollover	06/29/17	$140,000	10/01/17
John Lemak	04/01/17	$102,465	10/01/17
Sandor Capital Master Fund	04/01/17	$71,097	10/01/17
Sandor Capital Master Fund	04/01/17	$42,374	10/01/17